EXHIBIT 2

                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                            INDUSTRIAL HOLDINGS, INC.

                   INDUSTRIAL HOLDINGS ACQUISITION THREE, INC.

                         UNITED WELLHEAD SERVICES, INC.

                        AND THE SHAREHOLDERS NAMED HEREIN


                                  JULY 1, 1998
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                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), is by and among Industrial Holdings, Inc., a Texas corporation ("IHI"), Industrial Holdings Acquisition Three, Inc., a Texas corporation and a wholly-owned subsidiary of IHI ("Newco"), United Wellhead Services, Inc., a Texas corporation (the "Company"), and Alvin H. Dueitt ("Dueitt"), Martin Tomlin ("Tomlin"), Diamente Investments, L.P., a Texas limited partnership ("Diamente"), Wallace O. Sellers ("Sellers"), William Max Duncan ("Duncan"), J. Richard Espinosa ("Espinosa"), Eugene Grummer ("Grummer"), Gary W. Boening ("G. Boening"), Scott Sparkman ("S. Sparkman"), John H. Briscoe ("Briscoe"), Terry L. Boening ("T. Boening"), Thomas
R. Pipes ("Pipes"), Hi-Tech Compressor Co., LC ("Hi-Tech") and Earl R. Wait ("Wait") (Dueitt, Tomlin, and Diamente collectively referred to as the "Principal Shareholders," and Sellers, Duncan, Espinosa, Grummer, G. Boening, S. Sparkman, Briscoe, T. Boening, Pipes, Hi-Tech and Wait collectively referred to as the "Other Shareholders") (the Principal Shareholders and the Other Shareholders sometimes individually referred to as a "Shareholder" and collectively referred to as the "Shareholders"). The Company and Newco are sometimes hereafter referred to as the "Constituent Corporations."

         WHEREAS, the Boards of Directors of IHI, Newco and the Company have each approved the merger of Newco with and into the Company (the "Merger") and adopted this Agreement as a plan of reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code"), upon the terms and subject to the conditions set forth herein;

         WHEREAS, the Shareholders are the owners of all of the issued and outstanding shares of capital stock of the Company and have approved the Merger, upon the terms and conditions and subject to the conditions set forth herein; and

         WHEREAS, the approval of the shareholders of IHI is not required to effect the Merger and IHI is the sole shareholder of Newco.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the parties hereto agree as follows:

                                    ARTICLE I
         THE MERGER AND THE SURVIVING CORPORATION; CONVERSION OF SHARES

         1.1. THE MERGER. In accordance with the provisions of this Agreement and the Texas Business Corporation Act ("TBCA"), as of the Effective Time (as defined in Section 1.4), Newco shall be merged with and into the Company, and the Company shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Texas. At the Effective Time, the separate existence of Newco shall cease and the Surviving Corporation shall possess all of the rights, privileges and powers and all title and interest to all property of the Company and Newco, and all and every other interest of or belonging to or due to the Company and Newco shall be taken and deemed to be transferred to and vested in, the Surviving Corporation, without further act or deed, and without any transfer or

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assignment having occurred, but subject to all existing liens thereon. At the
Effective Time, all liabilities and obligations of Newco shall become the liabilities and obligations of the Surviving Corporation, which shall be the primary obligor therefor, and all liabilities and obligations of the Company shall remain the liabilities and obligations of the Surviving Corporation.

         1.2. ARTICLES OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION. As a result of the Merger and at the Effective Time, (a) the Articles of Incorporation of the Company as in effect immediately before the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law; and (b) the Bylaws of the Company, as in effect immediately before the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law.

         1.3. DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The officers and directors of Newco immediately before the Effective Time shall be the officers and directors of the Surviving Corporation, with such other officers as the directors shall elect immediately after the Effective Time, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.

         1.4. EFFECTIVE TIME OF THE MERGER. The Merger shall become effective when properly executed Articles of Merger relating to the Merger (the "Merger Filings"), in the form attached as EXHIBIT A (together with any other documents required by law to effectuate the Merger), have been filed with the Secretary of State of the State of Texas. The Merger Filings shall be made simultaneously with or as soon as practicable after the execution of this Agreement and the closing of the transactions contemplated by this Agreement and in no event no more than 24 hours thereafter. The date and time when the Merger shall become effective is herein referred to as the "Effective Time."

         1.5. CONVERSION OF COMPANY STOCK. By virtue of the Merger and without any action on the part of the holder of the capital stock of the Company:

               (a) Each share of common stock, no par value per share, of the Company (the "Company Common Stock") issued and outstanding immediately before the Effective Time (526,133 shares) shall be converted into 2.370423 shares of the common stock, par value $0.01 per share, of IHI (the "IHI Shares"); and

               (b) No fractional shares of IHI shall be issued to any holder of Company Common Stock in the Merger. To the extent the application of the conversion rate to all shares of Company Common Stock held by a Shareholder would result in a fractional share of IHI being issued to such Shareholder in the Merger, the number of IHI Shares issuable to such Shareholder shall, if less than .5 of a share, be rounded down, and, if .5 of a share or more, be rounded up, to the next whole number of IHI Shares.

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         1.6. CONVERSION OF NEWCO STOCK. Each share of Newco common stock, no par value per share (collectively, the "Newco Common Stock"), issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of IHI as the sole holder thereof, be converted into and exchanged for one fully paid and nonassessable share of common stock, no par value per share, of the Surviving Corporation (the "Surviving Corporation Common Stock"). From and after the Effective Time, each outstanding certificate that previously represented shares of Newco Common Stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of Surviving Corporation Common Stock into which such shares of Newco Common Stock shall have been converted. Promptly after the Effective Time, the Surviving Corporation shall issue to IHI a stock certificate or certificates representing such shares of Surviving Corporation Common Stock in exchange for the certificate or certificates that formerly represented outstanding shares of Newco Common Stock, which shall be canceled.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES
                                OF IHI AND NEWCO

         In order to induce the Merger, IHI and Newco hereby jointly and severally represent and warrant to the Company and to the Shareholders as follows:

         2.1 DUE ORGANIZATION. Each of IHI and Newco is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and each has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except whether the failure to be so authorized or qualified would not have a material adverse effect on its business.

         2.2. AUTHORIZATION. Each of IHI and Newco has full legal right, power and authority to execute and deliver this Agreement and the other agreements contemplated in connection with this Agreement to be executed by IHI, Newco or the Company (collectively, the "Closing Agreements") and to consummate the transactions contemplated thereby. The execution, delivery and performance of the Closing Agreements have been approved by the Boards of Directors of IHI and Newco, and no other corporate proceedings on the part of IHI or Newco are necessary to authorize the execution and delivery of the Closing Agreements or the consummation of the transactions contemplated thereby. The Closing Agreements have been duly and validly executed and delivered by each of IHI and/or Newco, as applicable, and constitute legal, valid and binding agreements of IHI and Newco, as applicable, enforceable against each of them in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

         2.3. CAPITALIZATION. The authorized capital stock of IHI consists of
(a) 50,000,000 shares of common stock, par value $0.01 per share ("IHI Common Stock") of which 10,925,589 are issued and outstanding as of June 26, 1998, and
(b) 7,500,000 shares of preferred stock, par value $ 0.01 per share, none of which are issued and outstanding. The authorized capital stock of Newco consists

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of 600,000 shares of Newco Common Stock, of which 526,133 shares are issued and outstanding and owned by IHI. All issued and outstanding shares of the IHI Common Stock and Newco Common Stock are validly issued, fully paid and non-assessable.

         2.4. IHI SHARES. The issuance by IHI of the IHI Shares has been duly and validly authorized by all necessary corporate action on the part of IHI. At the Effective Time, such shares shall be validly issued, fully paid and nonassessable and duly listed for trading on the Nasdaq National Market.

         2.5. NONCONTRAVENTION; APPROVALS. The execution and delivery of the Closing Agreements by IHI do not, and the consummation of the transactions contemplated thereby will not, conflict with or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of a lien, security interest, charge or encumbrance upon any of the properties or assets of IHI under any of the terms, conditions or provisions of (a) the Restated Articles of Incorporation or By-laws of IHI; (b) any statute, rule, regulation, order or decree of any public body or authority by which IHI or any of its properties or assets may be bound; or (c) any note, bond, mortgage, indenture, license, franchise, permit, agreement or other instrument or obligation to which IHI is a party, or by which it or its properties or assets may be bound, excluding from the foregoing clauses (b) and (c) violations, breaches and defaults that, and filings, permits, consents and approvals the absence of which, either individually or in the aggregate, would not have a material adverse effect on the business, operations, financial condition, results of operations or prospects of IHI.

         Except for the Merger Filings and such filings as may be required under federal or state securities laws, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by IHI or the consummation by IHI of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, financial condition results of operations or prospects of IHI.

         2.6. FINDERS AND INVESTMENT BANKERS. Except for Cureton & Co., Incorporated and the fees payable to it by IHI as a result of the consummation of the Merger, neither IHI nor Newco nor any of their officers or directors has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

         2.7. SEC FILINGS; DISCLOSURE. IHI has filed with the Securities and Exchange Commission (the "SEC") all material forms, statements, reports and documents required to be filed by it under the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934, as amended (the "1934 Act") and the respective rules and regulations thereunder, all of

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which complied when filed (as amended if applicable) in all material respects with all applicable requirements of the appropriate Act and the rules and regulations thereunder. IHI has delivered to the Company a disclosure memorandum, dated June 22, 1998 (the "IHI Disclosure Memorandum"), containing true and correct copies of IHI Financial Statements and IHI's Annual Report on Form 10-K for the year ended December 31, 1997 and IHI's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998. No representations or warranties by IHI and Newco in this Agreement and no statement by IHI and Newco contained herein or in the IHI Disclosure Memorandum, contains any untrue statement of a material fact or omits any material fact necessary to make the statements herein or therein not misleading, it being understood that as used in this section "material" means material to IHI and its subsidiaries (including Newco) taken as a consolidated whole.

         The audited balance sheet of IHI at December 31, 1997 and the related statements of income, cash flows and shareholders' equity, together with the notes thereto, were prepared from the books of account and records of IHI in accordance with generally accepted accounting principles applied on a basis consistent with preceding years and throughout the periods involved and present fairly the consolidated financial position of IHI at the dates indicated and the results of operations, shareholders' equity and cash flows for the periods then ended.

         2.8. ABSENCE OF MATERIAL ADVERSE CHANGE. Except as disclosed in Section
2.8 of the IHI Disclosure Memorandum, since the date of the most recent financial statements described in Section 2.7. above, there has not been any (a) material adverse change in the business, operations, properties, assets, liabilities or condition (financial or otherwise) of IHI, taken as a consolidated whole with its subsidiaries; (b) damage or loss, whether covered by insurance or not, materially or adversely affecting the business, properties or financial condition of IHI, taken as a consolidated whole with its subsidiaries, or Newco, (c) material change by IHI or Newco in accounting methods or principles used for financial reporting purposes, except as required by a change in generally accepted accounting principles; or (d) agreement, whether in writing or otherwise, to take any action described in this Section 2.8.

                                   ARTICLE III
       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS

         In order to induce the Merger, the Company, the Subsidiary and the Principal Shareholders hereby severally represent and warrant (and with respect to the statements referring to the Shareholders contained in Sections 3.3, 3.5 and 3.30, the Other Shareholders severally represent and warrant) to IHI and Newco as follows:

         3.1. DUE ORGANIZATION AND RELATED MATTERS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority necessary to own, lease and operate its properties and assets and to carry on its business as now being conducted. The Company is duly qualified and in good standing in every jurisdiction in which it is required by the nature of its businesses or the ownership

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or leasing of its properties to so qualify, as shown in Section 3.1 of the
Disclosure Memorandum of the Company, dated June __, 1998 delivered to IHI (the "Company Disclosure Memorandum"), except to the extent that any failure to be so qualified or in good standing would not have a material adverse effect on the business, operations or financial condition of the Company. Section 3.1 of the Company Disclosure Memorandum also correctly lists the officers of the Company. The copies of the Articles of Incorporation and the Bylaws of the Company contained in Section 3.1 of the Company Disclosure Memorandum are complete and correct copies of such documents as in effect as of the date of this Agreement. Except as set forth in Section 3.1 of the Company Disclosure Memorandum, the Company has never conducted business under any name except the legal name set forth in its certificate or articles of incorporation. The respective books, records and stock ledgers of the Company that have been made available to IHI have been properly kept and are up-to-date, complete and accurate in all material respects, and all registrations and filings requirements under any applicable federal, state or local law have been complied with if the failure so to comply would have a material adverse effect on the continued existence, corporate powers or business of such corporation.

         3.2 SUBSIDIARIES AND OTHER OWNERSHIP INTERESTS. Except as disclosed in
Section 3.2 of the Company Disclosure Memorandum and except for its wholly-owned subsidiary, Wellhead Recycling, Inc. (the "Subsidiary"), the Company does not own, directly or indirectly, any interest or investment (whether equity or debt) in any other corporation, partnership, joint venture or other entity, or have any outstanding contractual obligations to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests of any of the foregoing. The Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and is duly qualified as a foreign corporation and is in good standing in all jurisdictions in every jurisdiction in which it is required by the nature of its business to so qualify. Section 3.2 of the Company Disclosure Memorandum correctly lists the officers and directors of the Subsidiary and contains true and correct copies of the Articles of Incorporation and Bylaws of the Subsidiary.

         3.3. AUTHORIZATION. The Company has full legal right, power and authority to execute and deliver the Closing Agreements and to consummate the transactions contemplated thereby. The execution and delivery of the Closing Agreements and the consummation of the transactions contemplated thereby have been duly and validly authorized and approved by the Company's Board of Directors and by the Shareholders. The Shareholders are the owners of all of the issued and outstanding capital stock of the Company and each Shareholder has the full legal right, power and authority to execute and deliver the Closing Agreements and to consummate the transactions contemplated thereby. No other corporate proceedings on the part of the Company or any of the Shareholders are necessary to authorize the Closing Agreements and the Merger or the consummation of the transactions contemplated hereby or thereby. The Closing Agreements have been duly and validly executed and delivered by the Company and the Shareholders, as applicable, and constitute legal, valid and binding agreements of the Company and the Shareholders, as applicable, enforceable against them in accordance with their respective terms subject to the laws of general application

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relating to bankruptcy, insolvency and relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

         Except for the Merger Filings and such filings as may be required under federal or state securities laws, no declaration, filing or registration with, or notice to, or authorization, consent, or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by the Company and the Shareholders or the consummation by the Company and the Shareholders of the transactions contemplated hereby.

         3.4. CAPITALIZATION. The authorized capital stock of the Company consists of (a) 1,000,000 shares of Common Stock, of which there are 526,133 shares issued and outstanding, and owned of record and beneficially by the Shareholders in the respective amounts set forth in Section 3.4 of the Company Disclosure Memorandum; and (b) 202,960 shares of preferred stock, $4.73 par value per share ("Preferred Stock"), none of which are issued and outstanding. 50,000 shares of Common Stock are held in treasury. All issued and outstanding shares of Company Common Stock have been duly authorized and are validly issued, fully paid, and nonassessable and are owned free and clear of all pre-emptive rights, liens, claims, charges, options or encumbrances of any kind. Except as set forth in the Company Disclosure Memorandum (i) no shares of Company Common Stock were issued in violation of rights of any past or present shareholder;
(ii) there are no existing options, warrants, calls, subscriptions, or other rights or other agreements or commitments obligating the Company to issue, transfer or sell any shares of capital stock of the Company; and (iii) the Company has no outstanding bonds, debentures, notes or other indebtedness having the right to vote (or that is convertible into securities having the right to vote).

         The Subsidiary's authorized capitalization consists of 100,000 shares of common stock, no par value per share, of which 1,000 shares (the "Subsidiary Shares") are issued and outstanding and owned by the Company, free and clear of all liens, encumbrances and claims. All of the Subsidiary Shares are validly issued, fully paid and nonassessable. There are no options, calls, warrants or other securities or rights outstanding that are convertible into, exercisable for or that relate to any shares of capital stock of the Subsidiary.

         3.5. NONCONTRAVENTION; APPROVALS. The execution and delivery of the Closing Agreements by the Company and the Shareholders do not, and the consummation of the transactions contemplated thereby will not, conflict with or result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under or result in any right of termination, cancellation or acceleration under, or in the creation of a lien, security interest, charge or encumbrance upon any of the properties or assets of the Company, the Subsidiary or the Shareholders where such event would have a material adverse impact on the business of the Company under any of the terms, conditions or provisions of (a) the Articles of Incorporation or Bylaws of the Company or the Subsidiary; (b) any statute, rule, regulation, order or decree of any public body or authority by which the Company, the Subsidiary or the Shareholders or any of their respective properties or assets may be bound; or (c) except as disclosed in Section 3.5 of the Company Disclosure Memorandum, any note, bond, mortgage, indenture, lease, license, franchise, permit,

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contract, agreement or other instrument or obligation to which the Company, the
Subsidiary or the Shareholders is a party, or by which either of them or any of their respective properties or assets may be bound.

         3.6. POOLING-OF-INTERESTS ACCOUNTING. The Company has never been a subsidiary or division of another corporation or a part of an acquisition which was later rescinded and, within the past two years, there has not been any sale or spin-off of a significant amount of assets of the Company or any affiliate of the Company other than in the ordinary course of business. The Company owns no capital stock of IHI. Except as indicated in Section 3.6 of the Company Disclosure Memorandum, the Company has not acquired any of its capital stock during the past two years. Except as indicated in Section 3.6 of the Company Disclosure Memorandum, the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of the Company Common Stock or any interest therein or to pay any dividend or make any distribution in respect thereof. Except as indicated in Section 3.6 of the Company Disclosure Memorandum, neither the voting stock structure of the Company nor the relative ownership of shares among any of the Company's shareholders has been altered or changed within the last two years in contemplation of the Merger. None of the shares of Company Common Stock was issued pursuant to awards, grants or bonuses. To the Principal Shareholders' best knowledge, except as set forth in Section
3.6 of the Company Disclosure Memorandum, there has been no transaction or action taken with respect to the equity ownership of the Company in contemplation of the Merger that would prevent IHI from accounting for the Merger under the pooling-of-interests method of accounting in accordance with Opinion No. 16 of the Accounting Principles Board ("Opinion No. 16"). If required, the Shareholders and the President or Chief Financial Officer of the Company will execute any documentation reasonably required by IHI's independent public accountants to enable IHI to account for the Merger as a pooling-of-interests.

         3.7. FINANCIAL STATEMENTS. The Company has previously furnished to IHI true and complete copies of the following (collectively, the "Company Financial Statements"):

               (a) the consolidated balance sheets of the Company and the Subsidiary as of December 31, 1996 and 1997 and the related statements of income and cash flows for the fiscal years then ended, audited by Karlins, Fuller, Arnold & Klodosky, P.C.; and

               (b) the consolidated unaudited balance sheet of the Company and the Subsidiary at April 30, 1998 (the "Company Balance Sheet," April 30, 1998 being the "Balance Sheet Date") and the related unaudited statement of income for the four-month period then ended.

The Company Balance Sheet is also included in Section 3.7 of the Company Disclosure Memorandum.

         The Company Financial Statements are true and correct and fairly present on a consolidated basis, in conformity with generally accepted accounting principles applied on a basis consistent with preceding years and throughout the periods involved ("GAAP") (subject, in the case of the unaudited

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financial statements, to normal recurring year-end adjustments and the absence of notes), the financial position of the Company and the Subsidiary as of the dates indicated and the results of their operations and cash flows for the periods then ended. The books of account of the Company and the Subsidiary have been kept accurately in all material respects and the transactions entered into represent bona fide transactions, and the revenues, expenses, assets and liabilities of the Company and the Subsidiary have been properly recorded therein in all material respects.

         3.8. LIABILITIES AND OBLIGATIONS. Except as and to the extent disclosed and adequately provided for in the Company Financial Statements or in Section
3.8 of the Company Disclosure Memorandum, and except for liabilities and obligations that have arisen since the Balance Sheet Date in the ordinary course of business consistent with past practices, neither the Company nor the Subsidiary has incurred any liabilities of a type required by GAAP to be reflected on a balance sheet, whether accrued, absolute, secured or unsecured, contingent or otherwise. Section 3.8 of the Company Disclosure Memorandum contains a reasonable estimate by the Principal Shareholders of the maximum amount which may be payable with respect to liabilities which are not fixed. For each such liability for which the amount is not fixed or is contested, the Principal Shareholders have provided to IHI a summary description of the liability.

         3.9. ACCOUNTS AND NOTES RECEIVABLE. Disclosed in Section 3.9 of the Company Disclosure Memorandum is an accurate list and description of all accounts and notes receivable owed to the Company and the Subsidiary at April 30, 1998. Receivables from and advances to employees, any Shareholder or any entity or person related to any Shareholder are separately identified in Section
3.9 of the Company Disclosure Memorandum, and such section also contains an accurate aging analysis of all accounts as of April 30, 1998, showing amounts due in 30-day aging categories. Except to the extent collected or for which a reserve is recorded in the Company Balance Sheet, all notes and accounts receivable reflected on the Company Balance Sheet and in Section 3.9 of the Company Disclosure Memorandum are, and those accruing from after such date and through the Effective Time will be, (a) bona fide claims against debtors for sales of products or deliveries of services or for other charges, (b) subject to no known defenses, set-offs or counterclaims, and (c) collectible in full, except to the extent reserved against on the Company Balance Sheet.

         3.10. NO VIOLATION. The business of the Company and the Subsidiary is and has been in full compliance with all applicable laws, ordinances, regulations, judgments, decrees, injunctions, orders or statutes, except for violations that, individually or in the aggregate, do not and are not expected to have a material adverse effect on the operations, business or financial condition of the Company or the Subsidiary.

         3.11. INVESTIGATIONS; LITIGATION. Except as disclosed in Section 3.11 of the Company Disclosure Memorandum, (a) neither the Company nor the Subsidiary has received notice of any investigation or review by any governmental entity with respect to the Company and no investigation or review by any governmental entity with respect to the Company is, to the Principal Shareholders' best knowledge, threatened, nor has any governmental entity indicated to the Company, the Subsidiary or any Shareholder an intention to conduct the same, and (b) there is no action, suit or proceeding

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pending (service of process with respect to which has been served on the Company or the Subsidiary) or, to the Principal Shareholders' best knowledge, threatened against or affecting the Company or the Subsidiary at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality. Neither the Company nor the Subsidiary is subject to any outstanding order, writ, injunction or decree which individually or in the aggregate, would have a material adverse effect on either of them or would prevent or impair either's ability to consummate the transactions contemplated hereby.

         3.12. NO MATERIAL ADVERSE CHANGE. Since the Balance Sheet Date, there has not been any (a) material adverse change in the business, operations, properties, assets, liabilities, results of operations or condition (financial or otherwise) of the Company or the Subsidiary; (b) damage or loss, whether covered by insurance or not, materially or adversely affecting the business, properties or financial condition of the Company or the Subsidiary; (c) material change by the Company or the Subsidiary in accounting methods or principles used for financial reporting purposes, except as required by a change in GAAP or concurred with by the Company's independent public accountants; or (d) agreement, whether in writing or otherwise, to take any action described in this
Section 3.12.

         3.13. TAX RETURNS AND TAX MATTERS. Except as described in Section 3.13 of the Company Disclosure Memorandum, neither the Company nor the Subsidiary has been audited or examined by the IRS. Each of the Company and the Subsidiary have filed all tax reports and returns required to be filed by it and has paid all taxes and other charges shown as due on said reports and returns. Neither the Company nor the Subsidiary is delinquent in the payment of any tax assessment or other governmental charge (including, without limitation, any applicable withholding taxes). The liabilities and accruals for taxes reflected in the Company Balance Sheet are adequate as of the date thereof and there are no tax liens upon any property or assets of the Company or the Subsidiary except liens for current taxes not yet due and any liens that may exist with regard to state income taxes that may be due and payable. Neither the Company nor the Subsidiary has, with regard to any assets or property held or acquired, filed a consent to the application of Section 341(f)(2) of the Code. For the purpose of this Agreement, the term "tax" shall include all federal, state, local, and foreign taxes, charges, fees, levies or other assessments, including, without limitations, income, gross receipts, excise, property, sales, transfer, license, payroll, withholding, capital stock and franchise taxes imposed by the United States or any state, local or foreign government or subdivision or agency thereof including any interest or penalties applicable thereto.

         3.14. EMPLOYEE BENEFIT PLANS.

               (a) Section 3.14 of the Company Disclosure Memorandum discloses all pension, profit-sharing, bonus, incentive, deferred compensation, stock purchase, stock, stock appreciation right, group insurance, severance pay, retirement and other employee benefit plans, agreements or arrangements of the Company and the Subsidiary or to which either of them is required to contribute and true and correct copies of the same have been provided to IHI. Except for the employee benefit plans, if any, described on Section 3.14 of the Company Disclosure Memorandum, neither the Company nor the Subsidiary sponsors, maintains or contributes to any plan program, fund or arrangement that constitutes an "employee pension benefit plan," nor does either have any obligation to contribute to or accrue or pay any benefits under any deferred compensation or retirement funding arrangement on behalf of any employee or employees (such as, for example, and without limitation, any individual retirement account or annuity, any "excess benefit plan" (within the meaning of Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or any non-qualified deferred compensation arrangement). For the purposes of this Agreement, the term "employee pension benefit plan" shall have the same meaning as is given that term in Section 3(2) of ERISA. Neither the Company nor the Subsidiary has sponsored, maintained or contributed to any employee pension benefit plan other than the plans set forth on Section
3.14 of the Company Disclosure Memorandum, and is not required to contribute to any retirement plan pursuant to the provisions of any collective bargaining agreement establishing the terms and conditions or employment of any of the Company's or the Subsidiary's employees.

               (b) Neither of the Company nor the Subsidiary is now, and none of the Company, the Subsidiary or the Principal Shareholders know of any past activities that would make or render the Company or the Subsidiary liable to the Pension Benefit Guaranty Corporation or to any multiemployer employee pension benefit plan under the provisions of Title IV of ERISA. To the Company's and the Principal Shareholders' best knowledge, all employee benefit plans listed on
Section 3.14 and the administration thereof are in compliance in all material respects with their terms and all applicable provisions of ERISA and the regulations issued thereunder, as well as with all other applicable federal, state and local statutes, ordinances and regulations. Except as set forth on
Section 3.14 of the Company Disclosure Memorandum, all accrued contribution obligations of the Company and the Subsidiary with respect to any plan listed on
Section 3.14 of the Company Disclosure Memorandum have either been fulfilled in their entirety or are fully reflected on the balance sheet of the Company and the Subsidiary as of the Balance Sheet Date. All plans listed on Section 3.14 of the Company Disclosure Memorandum that are intended to qualify (the "Qualified Plans") under Section 401(a) of the Code are qualified, have been so qualified and have been determined by the Internal Revenue Service to be so qualified, and copies of the determination letters relating thereto are included as part of
Section 3.14 of the Company Disclosure Memorandum. Except as disclosed on
Section 3.14 of the Company Disclosure Memorandum, all reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including, but not limited to, actuarial reports, audits or tax returns) have been timely filed or distributed, and copies of the most recent annual reports for such plans are included as part of
Section 3.14 of the Company Disclosure Memorandum. To the Company's and the Principal Shareholders' best knowledge, neither the Shareholders, any plan listed in Section 3.14 of the Company Disclosure Memorandum, the Company nor the Subsidiary has engaged in any transaction prohibited and not exempted under the provisions of Section 4975 of the Code or Sections 406 and 408 of ERISA; no plan listed in Section 3.14 of the Company Disclosure Memorandum has incurred an accumulated funding deficiency, as defined in Section 412(a) of the Code and
Section 302(1) of ERISA; and neither the Company nor the Subsidiary has incurred any liability for excise tax or penalty due to the Internal Revenue Service or any liability to the Pension Benefit Guaranty Corporation. There have been no terminations, partial terminations or discontinuance of contributions to any such Qualified Plan intended to qualify under Section 401(a) of the Code without notice to and approval by the

Internal Revenue Service; no plan listed in Section 3.14 of the Company Disclosure Memorandum subject to the provisions of Title IV of ERISA has been terminated; there have been no "reportable events" (as that phrase is defined in Section 4043 of ERISA) with respect to any such plan listed in Section 3.14; the Company has not incurred liability under Section 4062 of ERISA; and no circumstances exist pursuant to which the Company or the Subsidiary could have any direct or indirect liability whatsoever (including, but not limited to, any liability to any multi employer plan or the PBGC under Title IV of ERISA or to the Internal Revenue Service for any excise tax or penalty, or being subject to any statutory lien to secure payment of any such liability) with respect to any plan now or heretofore maintained or contributed to by any entity other than the Company or the Subsidiary that is, or at any time was, along with the Company or the Subsidiary, considered a single employer pursuant to Code Sections 414(b),
(c), (m) or (o).

         3.15. MATERIAL CONTRACTS AND COMMITMENTS. Except only as to the contracts and documents listed in Section 3.15 of the Company Disclosure Memorandum, neither the Company nor the Subsidiary is a party to or bound by any written or oral (a) contract not made in the ordinary course of business; (b) employment contract, (c) contract with any labor union or association; (d) except as listed in Section 3.14 of the Company Disclosure Memorandum, bonus, pension, profit sharing, retirement, stock purchase, hospitalization, insurance or other plan providing employee benefits; (e) lease with respect to any property, real or personal, whether as lessor or lessee; (f) continuing contract for the future purchase or sale of materials, supplies, equipment or services;
(g) contract or commitment for capital expenditures; (h) contract with any distributor or dealer; (i) contract continuing over a period of more than six months from its date (other than those disclosed in the parenthetical items above); or (j) offer, bid or commitment to enter into any such contract. Section
3.15 of the Company Disclosure Memorandum sets forth an accurate list of (i) the 10 largest customers in any of the periods covered by the Company Financial Statements, and (ii) all contracts, commitments, or other similar agreements to which the Company or the Subsidiary is currently a party or by which either or any of its properties is bound, including but not limited to, contracts with customers, leases, loan agreements, pledge and security agreements, indemnity or guaranty agreements, bonds, notes, mortgages, joint venture or partnership agreements, options to purchase real or personal property, and agreement relating to the purchase or sale by the Company or the Subsidiary of assets or securities. The Company has delivered correct and complete copies of all such agreements to IHI.

         Except as set forth in Section 3.15 of the Company Disclosure Memorandum, none of the customer contracts or other material agreements to which the Company is a party requires notice to, or the consent or approval of, any third party to any of the transactions contemplated hereby to remain in full force and effect following such transaction. Except as disclosed in Section 3.15 of the Company Disclosure Memorandum, none of the Company's or the Subsidiary's customers has canceled or substantially reduced and neither the Company nor the Principal Shareholders have any knowledge that such customers intend in the future to cancel or substantially reduce its use of the Company's or the Subsidiary's products or services. Each of the Company and the Subsidiary has complied in all material respects with all commitments and obligations pertaining to it under such agreements and to the Principal Shareholders' best knowledge, is not in default under or in violation of any note, bond, mortgage, indenture, lease, license, contract or agreement to which the Company or the Subsidiary is a party or by which any of its properties or assets may be bound or affected and no notice of default has been received by the Company or the Subsidiary and the Principal Shareholders are aware of no basis therefor. Except as set forth in Section 3.15 of the Company Disclosure Memorandum, neither the Company nor the Subsidiary is now and has not been in the last year a party to any governmental contracts which by their terms are subject to price redetermination or renegotiation.

         3.16. LICENSES AND PERMITS. Section 3.15 of the Company Disclosure Memorandum contains an accurate and complete list of all permits, licenses and authorities required in connection with the conduct of its business operations as now or presently proposed to be conducted (collectively the "Permits"), except for those that the failure to possess would not have a material adverse effect on the business, operations, properties, assets, liabilities or condition (financial or otherwise) of the Company or the Subsidiary. Each Permit listed or required to be listed in Section 3.15 is valid and in full force and effect. Each of the Company and the Subsidiary is, and at all-times since January 1, 1996 has been, in full compliance with the terms and provisions of such Permits and, to the Principal Shareholders' best knowledge, no event has occurred or may reasonably be expected to occur which could result in such non-compliance.

         3.17. EMPLOYEE AND LABOR RELATIONS. Neither of the Company nor the Subsidiary is bound by or subject to any arrangement with any labor union. No employees of the Company or the Subsidiary are represented by any labor union or covered by any collective bargaining agreement nor, to the Principal Shareholders's best knowledge, is there any campaign to establish such representation in progress. There are no labor controversies pending or, to the Company's and the Principal Shareholders' best knowledge, threatened against the Company or the Subsidiary. Neither the Company nor the Subsidiary has reason to believe its employee relations are not good.

         3.18. EMPLOYEES' COMPENSATION. Disclosed in Section 3.18 of the Company Disclosure Memorandum is a list of the names and annual rates of salary and other compensation of all the present officers, directors, and salaried employees of the Company and the Subsidiary. Section 3.18 of the Company Disclosure Memorandum discloses the bonuses, profit sharing, percentage compensation and other like benefits, if any, paid or payable to such officers, directors, and salaried employees for the fiscal year ended December 31, 1997. Except as disclosed in Section 3.9 of the Company Disclosure Memorandum, there are no outstanding loans or advances made by the Company or the Subsidiary to any director, officer or employee of the Company or the Subsidiary.

         3.19. QUESTIONABLE PAYMENTS. To the Company's and the Principal Shareholders' best knowledge, no Shareholder, officer, director, partner, employee, agent or other representative of the Company or any person acting on its behalf has made, directly or indirectly, any bribes, kickbacks or illegal political contributions with funds of the Company or the Subsidiary, payments from funds of the Company or the Subsidiary not recorded on the books and records of the Company or the Subsidiary, payments from funds of the Company or the Subsidiary that were falsely recorded on the books and records of the Company or the Subsidiary, payments from funds of the Company or the

Subsidiary to governmental officials in their individual capacities, or illegal payments from funds of the Company or the Subsidiary to obtain or retain business either within the United States or abroad.

         3.20. BANK ACCOUNTS; POWERS OF ATTORNEY. Disclosed in Section 3.20 of the Company Disclosure Memorandum are (a) the name of each bank, savings and loan or other financial institution in which the Company has any account or safe deposit box, the style and number of each such account or safe deposit box and the names of all persons authorized to draw thereon or have access thereto, and
(b) the name of each person, corporation, firm, association or business entity or enterprise holding a general or special power of attorney from the Company or the Subsidiary and a description of the terms thereof.

         3.21. PROPERTIES AND ASSETS. Contained in Section 3.21 of the Company Disclosure Memorandum is an accurate list of (a) each item of property included under "Property, plant and equipment" on the Company Balance Sheet in excess of $10,000, and (b) all leases of personal property, including an indication as to which assets are currently owned by any Shareholder or an affiliate of any Shareholder. Each of the Company and the Subsidiary has good and indefeasible title to all properties and assets reflected on the Company Balance Sheet as owned by it or acquired after the date thereof, subject only to (a) statutory liens arising or incurred in the ordinary course of business with respect to which the underlying obligations are not delinquent, (b) with respect to personal property, the rights of suppliers to and customers of the Company or the Subsidiary with respect to inventory or work in progress under orders or contracts entered into by the Company or the Subsidiary in the ordinary course of business, (c) liens for taxes not yet delinquent, or (d) liens listed in
Section 3.21 of the Company Disclosure Memorandum. Except as specifically identified in Section 3.21 of the Company Disclosure Memorandum, all of the tangible assets, vehicles and other significant machinery and equipment of the Company or the Subsidiary listed in Section 3.21 of the Company Disclosure Memorandum, taken as a whole, are in reasonably good working order and condition, ordinary wear and tear excepted, and have been maintained in accordance with standard industry practices. All fixed assets used by the Company or the Subsidiary that are material to the operation of the Company's business are either owned by the Company or the Subsidiary or leased under an agreement identified in Section 3.21 of the Company Disclosure Memorandum. All leases listed in Section 3.21 of the Company Disclosure Memorandum are in full force and effect and, to the Company's and the Principal Shareholders' best knowledge, constitute valid and binding agreements of the parties thereto in accordance with their respective terms.

         3.22. INSURANCE. Section 3.22 of the Company Disclosure Memorandum sets forth an accurate list of all insurance policies carried by the Company or the Subsidiary and an accurate list of all insurance loss runs or workers compensation claims received for the past three policy years, as well as copies of insurance policies currently in full force and effect.

         3.23. PROPRIETARY RIGHTS. Each of the Company and the Subsidiary owns, or is licensed under an effective license to use, all copyrights, trademarks, trade names, patents, technology, know-how and processes used in or necessary for the conduct of its business as currently conducted. No claim has been asserted by any person with respect to the use of any material copyright, trademark, trade name, patent, technology, know-how or process or challenging or questioning the validity or effectiveness of any such license or agreement, and, to the Company's and the Principal Shareholders' best knowledge, the use of such material copyrights, trademarks, trade names, patents, technology, know-how and processes by the Company and the Subsidiary does not infringe on the rights of any person.

         3.24. ABSENCE OF CHANGES. Since the Balance Sheet Date, each of the Company and the Subsidiary has conducted its operations in the ordinary course and, except as set forth in Section 3.24 of the Company Disclosure Memorandum, there has not been:

               (a) any material adverse change in the business, operations, properties, condition (financial or other), assets, liabilities (contingent or otherwise) or income of the Company or the Subsidiary;

               (b) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of the Company or the Subsidiary;

               (c) any change in the authorized capital stock of the Company or the Subsidiary or in either's securities outstanding or any change in the Shareholders' ownership interests or any grant of any options, warrants, calls, conversion rights or commitments or the declaration or payment of any dividend or other distribution;

               (d) any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of the Company or the Subsidiary;

               (e) any increase in the compensation payable or to become payable by the Company or the Subsidiary to any of its officers, directors, Shareholders, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice;

               (f) any work interruptions, labor grievances or claims filed, or any proposed law, regulation or event or condition of any character materially adversely affecting the business or future prospects of the Company or the Subsidiary;

               (g) any sale or transfer, or any agreement to sell or transfer, any material assets, properties or rights of the Company or the Subsidiary to any person, including, without limitation, the Shareholders and their affiliates;

               (h) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to the Company or the Subsidiary;

               (i) any increase in the Company's or the Subsidiary's indebtedness, other than accounts payable incurred in the ordinary course of business and normal increases under the Company's working capital line of credit;

               (j) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of the Company or the Subsidiary or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

               (k) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of the Company's or the Subsidiary's business;

               (l) any waiver of any material rights or claims of the Company or the Subsidiary;

               (m) any material breach, amendment or termination of any material contract, agreement, license, permit or other right to which the Company or the Subsidiary is a party; or

               (n) any transaction by the Company or the Subsidiary outside of the ordinary course of business.

         3.25 REAL PROPERTY. Section 3.25 of the Company Disclosure Memorandum lists by physical location and square footage all real property and the ownership thereof that is owned, leased or used by the Company or the Subsidiary in its business or in which either of them has an interest (singularly, a "Property," and collectively, the "Properties"). Each of the Company and the Subsidiary has good and indefeasible fee simple title to all real property owned by it, free of all easements, restrictions, occupancy agreements, liens, encumbrances or other matters affecting its title, use or occupancy, except for
(a) liens for nondelinquent ad valorem taxes; and (b) such easements, liens and encumbrances as do not materially detract from or interfere with the present use or reasonably foreseeable use of the Properties subject thereto (including encumbrances to title or leasehold interest as reflected in any copies of title policies of insurance, which have been provided to IHI). The Properties are fully accessible by public roads and are free from strips, gores and enclaves. To the Company's knowledge, buildings and improvements on the properties leased by the Company or the Subsidiary do not encroach upon any other properties, and there are no encroachments by any such other buildings and improvements onto any of such leased Properties. The Properties are served by all necessary utilities, including water, sewage, gas, waste disposal, electricity, telephone and computer data capabilities sufficient for the Company's and the Subsidiary's current needs, and the Principal Shareholders are not aware of any inadequacies with respect to such utilities.

         3.26. ENVIRONMENTAL DISCLOSURE. Included in Section 3.26 of the Company Disclosure Memorandum are true, correct and complete copies of all environmental surveys, audits, reports, memoranda, notices and correspondence generated or received by the Company or the Subsidiary at any time in the past (a) regarding Hazardous Materials and Hazardous Materials Activities or (b) from the Environmental Protection Agency or any similar federal, state or local environmental regulatory agency or authority. To the Company's and the Principal Shareholders' best knowledge, the Company, the Subsidiary and the Properties are and have been in compliance in all material respects with all Hazardous Materials Laws, including, but not limited to, those relating to soil and groundwater contamination. Except as disclosed in Section 3.26 of the Company Disclosure Memorandum, there are no, nor has there been any claims or actions pending or, to the Company's and the Shareholders' best knowledge, threatened against the Company or the Subsidiary or in respect of any Property by any governmental entity or agency or any other person or entity under Hazardous Materials Laws, relating to Hazardous Materials, or otherwise pursuant to Hazardous Materials Laws, including, without limitation, any claims or actions relating to the presence of Hazardous Materials on any Property or to any Hazardous Materials Activities undertaken at any time in the past by the Company or the Subsidiary (or, to the Company's and the Principal Shareholder's best knowledge, any predecessor entity or other person or entity in respect of which the Company or the Subsidiary may be obligated by contract or under any Hazardous Materials
Laws) whether in connection with any Property, any real property previously owned or leased by the Company or the Subsidiary or otherwise in connection with the business or operations of the Company or the Subsidiary, and whether such claim or action shall be in the nature of an enforcement, cleanup, removal, warning from a governmental agency, alleged violation, or other governmental or regulatory action, investigation or proposed final order, or any private claim or action, or relate to damage, contribution, cost recovery, compensation, property loss, or personal injury. At no time prior to the date hereof has the Company or the Subsidiary, to the Company's and the Principal Shareholders' best knowledge (or, to the Company's and the Principal Shareholders' best knowledge, any predecessor entity or other person or entity in respect of which the Company or the Subsidiary may be contractually or otherwise obligated), undertaken any Hazardous Materials Activities in violation of Hazardous Materials Laws that might reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Company or the Subsidiary.

         As used in this Section 3.26, the following capitalized terms shall have the following meanings:

               (a) "Hazardous Materials" shall mean flammable explosives, radioactive materials, oil, asbestos, urea formaldehyde insulation, hazardous wastes, toxic or contaminated substances or similar materials, to the extent regulated under laws, rules or regulations relating to pollution or protection of the environment, including, without limitation, substances defined or identified as "hazardous substances," "pollutants," "contaminants," "hazardous materials," or "toxic substances" in any Hazardous Materials Laws.

               (b) "Hazardous Materials Activities" shall mean the use, recycling, reclamation, generation, manufacture, storage, treatment, release, discharge, handling, disposal or transportation of any Hazardous Materials.

               (c) "Hazardous Materials Laws" shall mean all applicable laws, including without limitation, federal, state or local laws, ordinances, rules, and regulations in effect as of or prior to the date hereof, but not newly promulgated or enacted thereafter, and published interpretations and orders of courts or administrative agencies or authorities having jurisdiction over the business and operations of a respective entity relating in any way to pollution or protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface, and subsurface strata), including without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended; the Superfund Amendments and Reauthorization Act of 1987, as amended; the Resource Conservation and Recovery Act of 1976; as amended; the Hazardous and Solid Waste Amendments of 1984, as amended; the Hazardous Materials Transportation Act, as amended; the Water Pollution Control Act of 1972; the Clean Water Act; the Clean Air Act; the Solid Waste Disposal and Toxic Substances Control Act; the Insecticide Fungicide and Rodenticide Act; the Occupational Safety and Health Act of 1970; and other laws relating to pollution or protection of the environment, or to the manufacture, processing, distribution, use, treatment, handling, storage, disposal or transportation of Hazardous Materials.

         3.27. FINDERS AND INVESTMENT BANKERS. Except for Cureton & Co. Incorporated and the fees payable to it by IHI as a result of the consummation of the Merger, neither the Company, the Subsidiary nor any Shareholder has employed or engaged any broker or finder or incurred any liability or obligation, contingent or otherwise, for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

         3.28. COMPETING LINES OF BUSINESS; RELATED-PARTY TRANSACTIONS. Except as set forth in Section 3.28 of the Company Disclosure Memorandum, no Shareholder or any other affiliate of the Company or the Subsidiary owns, directly or indirectly, any interest in, or is an officer, director, employee or consultant of or otherwise receives remuneration from, any business which is a competitor, lessor, lessee, customer or supplier of the Company or the Subsidiary. Except as set forth in Section 3.28 of the Company Disclosure Memorandum, no officer, director or Shareholder of the Company or the Subsidiary has, nor during the period beginning January 1, 1996 through the date hereof, had any interest in any property, real or personal, tangible or intangible, used in or pertaining to the Company's or the Subsidiary's business.

         3.29. NO CLAIMS AGAINST COMPANY. No Shareholder has any claims, demands, proceedings or cause of action against the Company or the Subsidiary, whether in law or at equity, other than claims for ordinary wages, salaries, bonuses, commissions, expense reimbursements and other claims arising in the ordinary course of business consistent with past practice.

         3.30.  ACCURACY OF REPRESENTATIONS AND WARRANTIES.

               (a) No representation or warranty by the Company, the Subsidiary or the Shareholders in this Agreement, nor in any exhibit or schedule hereto or delivered hereunder, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading. The Company, the Subsidiary and the Shareholders, by their execution and delivery of this Agreement, acknowledge that their representations and warranties, the schedules and the exhibits, and such statements and certificates have been and will be relied upon by

IHI and Newco in entering into and in performing and observing their obligations pursuant to this Agreement.

               (b) To the extent that any representation or warranty in this
Article III is qualified to the Company's "best knowledge" or "knowledge," it shall mean the knowledge of Dueitt, Tomlin, Espinosa, Donald McAtee, Paul Pritchard, Ray White, Mark Tassin and Robert Allen, after reasonable investigation, and to the extent any representation or warranty is qualified to the Principal Shareholders' "best knowledge" or "knowledge," it shall mean the Principal Shareholders' knowledge after reasonable investigation.

                                   ARTICLE IV
              TRANSFER RESTRICTIONS RELATED TO POOLING-OF-INTERESTS

         IHI has informed the Shareholders that IHI intends to account for the Merger as a pooling-of-interests under Opinion No. 16. IHI has also informed the Shareholders that its ability to account for the Merger as a pooling-of-interests was a material factor considered by IHI in IHI's decision to enter into this Agreement. Therefore, pursuant to Opinion No. 16, prior to the publication and dissemination by IHI of consolidated financial results which include results of the combined operations of the Company and IHI for at least 30 days on a consolidated basis following the Effective Time, the Shareholders shall not sell, offer to sell, or otherwise transfer or dispose of, any of the IHI Shares received by Shareholders. The certificates evidencing the IHI Shares to be received by the Shareholders will bear a legend substantially in the form set forth below.

         THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, TRANSFER OF ASSIGNMENT, PRIOR TO NOVEMBER 15, 1998.

                                    ARTICLE V
                 INVESTMENT REPRESENTATIONS OF THE SHAREHOLDERS

         5.1. REPRESENTATIONS OF ALL SHAREHOLDERS. Each Shareholder hereby represents and warrants to IHI and Newco as follows:

               (a) He fully understands the nature, scope and duration of limitations on transfer of the shares of IHI Stock included in this Agreement.

               (b) He has such knowledge and experience in financial and business matters generally, and in the industry engaged in by IHI specifically, as to be capable of evaluating the risks and merits of an investment in the IHI shares.

               (c) He has received and reviewed such of the instruments and documents pertaining to the formation, organization, governance, operation and business of IHI, including those contained in the IHI Disclosure Memorandum (collectively, "Documents") as he has deemed necessary. In making his decision to invest in IHI Shares, he has not relied upon any oral representation by any representative of IHI or anyone acting on its behalf.

               (d) He acknowledges that he has had an adequate opportunity to ask questions of the officers and directors of IHI and receive answers from them concerning the Documents and the business plan and corporate governance of IHI and that he has asked any and all questions in the nature described in the preceding sentence and has had all such questions answered to his satisfaction.

               (e) He recognizes that the offer and sale by IHI to him of the IHI Shares has not been and will not be registered under the 1933 Act in reliance upon the exemptions from registration afforded by Section 4(2) thereof and the rules and regulations promulgated thereunder, and have not been and will not be registered under the 1933 Act or any other state or federal securities or blue sky laws (collectively, the "Securities Laws") in reliance upon exemptions from the registration requirements thereof. He is acquiring the IHI Shares solely for his account for investment purposes and not with a view to, or for offer or resale in connection with, a distribution thereof in violation of any Securities Laws. He understands that the effect of such representation and warranty is that the IHI Shares must be held indefinitely unless the sale or transfer thereof is subsequently registered under the Securities Laws or an exemption from such registration is available at the time of any proposed sale or other transfer thereof. He acknowledges that any resale of the IHI Shares by him must be made pursuant to an effective registration statement under the 1933 Act or in compliance with Rule 145 under the 1933 Act. He also understands that IHI is under no obligation to file a registration statement under the 1933 Act covering the sale or transfer of any of the IHI Shares except in the circumstances described in Article IX hereof. He acknowledges that IHI is and will be relying upon the truth and accuracy of the representations and warranties contained herein in issuing the IHI Shares to him without first filing a registration statement with respect thereto under the Securities Laws.

               (f) He acknowledges that a legend will be placed on the certificates representing the IHI Shares in substantially the form set out below:

               THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COMPANY'S COUNSEL THAT REGISTRATION IS NOT REQUIRED.

                 (g) He acknowledges that stop transfer instructions have been or will be placed with respect to the IHI Shares so as to restrict his resale or distribution thereof.

                 (h) He has no contract, undertaking, agreement or arrangement, whether written or oral, with any other person, to sell, transfer or grant participation in any of the IHI Shares to be acquired by him.

         5.2 REPRESENTATION OF THE PRINCIPAL SHAREHOLDERS. Each Principal Shareholder, and each of Sellers and Espinosa hereby additionally represents and warrants to IHI and Newco that he is an "accredited investor," as that term is defined in Regulation D under the 1933 Act.

                                   ARTICLE VI
                                   DELIVERIES

         6.1. DELIVERIES BY IHI AND NEWCO. Simultaneously with the execution hereof, (a) Newco has executed and delivered the Articles of Merger attached hereto as EXHIBIT A; and (b) IHI has delivered an irrevocable instruction letter to its transfer agent directing it to issue and deliver (i) to the Shareholders, the IHI Shares not being escrowed, and (ii) to the Escrow Agent, the remaining IHI Shares, promptly upon receipt of such letter; and (c) IHI has delivered to the Company and the Shareholders an opinion of IHI's counsel in form and substance satisfactory to the Company's counsel.

         6.2. DELIVERIES BY THE COMPANY, THE SHAREHOLDERS AND OTHERS. Simultaneously with the execution hereof, (a) the Company has executed and delivered the Certificate of Merger attached hereto as EXHIBIT A; (b) the Shareholders have executed and delivered to (i) the Escrow Agent, the Escrow Agreement attached hereto as EXHIBIT B and (ii) to IHI, certificates representing the Company Common Stock; (c) the Company has delivered to IHI an opinion of the Company's counsel in form and substance satisfactory to IHI's counsel; (d) the Company has delivered to IHI a copy of (i) resolutions or minutes of its Board of Directors in which the Company's Board authorized and approved the termination of its 401(k) plan (the "Plan"); and (ii) an agreement for amendment and termination of the Plan; and (e) each of Dueitt, Tomlin and Espinosa has executed and delivered to the Company an Employment Agreement.

                                   ARTICLE VII
                              POST-CLOSING MATTERS

         7.1. FUTURE COOPERATION; TAX MATTERS. The Shareholders and IHI shall each deliver or cause to be delivered to the other following the Effective Time such additional instruments as the other may reasonably request for the purpose of fully carrying out this Agreement. The Shareholders will cooperate and use their reasonable best efforts to have the present officers, directors and employees of the Company cooperate with IHI at and after the Effective Time in furnishing, at IHI's expense, information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Effective Time. IHI will cooperate with the Shareholders in the preparation of all tax returns covering the period from the beginning of the Company's current tax year through the Effective Time. In addition, IHI will provide the Shareholders with access to such of its books and records as may be reasonably requested by the Shareholders in connection with federal, state and local tax matters relating to periods prior to the Effective Time.

         7.2. RULE 144 AFFILIATES. IHI and the Shareholders agree that immediately following the Effective Time, no Shareholder will be deemed an "affiliate" of IHI, as such term is defined for purposes of Rule 144 under the 1933 Act, and that it is not contemplated that any Shareholder would subsequently be deemed an affiliate of IHI as a result of his power or authority at IHI or the Surviving Corporation.

         7.3. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of IHI Shares to the public without registration, IHI agrees to use its commercially reasonable efforts to:

               (a) make and keep public information (as such term is defined in Rule 144) regarding IHI available;

               (b) file with the SEC in a timely manner all reports and other documents required of IHI under the 1933 Act and the 1934 Act; and

               (c) so long as a Shareholder owns any IHI Shares, furnish to such Shareholder upon written request a written statement by IHI as to its compliance with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, a copy of the most recent annual or quarterly report of IHI, and such other reports and documents so filed as such Shareholder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Shareholder to sell any such shares without registration.

         7.4. RELEASE FROM SHAREHOLDER GUARANTEES. IHI shall use its best efforts after the Effective Time to have Dueitt, Wallace, Sparkman and Tomlin and any other applicable Shareholder released from personal guarantees of the Company's indebtedness to Community National Bank and Norwest Bank. IHI shall indemnify and hold harmless the foregoing Shareholders from any and all liabilities, obligations and claims in connection with such guaranties and indebtedness of the Company.

         7.5 PUBLICATION OF CONSOLIDATED FINANCIAL RESULTS. IHI shall, within 45 days after the end of the first fiscal quarter following the Effective Time that includes 30 days of combined operations of the Company and IHI, publish and disseminate consolidated financial results that include results of the combined operations of the Company and IHI for at least 30 days on a consolidated basis following the Effective Time.

         7.6 TERMINATION OF THE PLAN. After the effective date of termination of the Plan, the Plan shall be "frozen" pending distribution of its assets to Participants and their beneficiaries. No persons who are not Participants as of the termination date shall be eligible to participate in the Plan or receive benefits thereunder, and no distributions shall be made by the Plan except normal distributions in the ordinary course of business to or on behalf of employees who have separated from service with the Seller or after the Effective Time, with IHI and its subsidiaries.

         Within 90 days after the Effective Time, IHI agrees, on behalf of the Company, to perform a compliance audit upon the Plan, to correct all discovered defects that could result in disqualification of the Plan through the IRS Employee Plans Compliance Resolution System described in IRS Revenue Procedure 98-22 and to file a submission to formally request a determination letter from the Internal Revenue Service ("IRS") to the effect that the Plan is a qualified plan under Section 401(a) of the Code upon its termination and that the trust used to fund the Plan (the "Trust") is tax exempt under Section 501(a) of the Code. As soon as administratively practicable following receipt of a favorable IRS determination letter, the trustee of the Trust shall effectuate distributions of all remaining assets from the Trust and thereafter it shall be liquidated. After liquidation of the Trust, IHI agrees to file, on behalf of the Company, a final IRS Form 5500 for the Plan with the IRS and the Department of Labor. IHI assumes no liability or obligation with respect to or arising out of the Plan or Trust at any time, before, on or after the Effective Time, and all costs, damages, liabilities, penalties, taxes and expenses, of any nature whatsoever, relating to, or arising out of, the Plan and Trust, including termination of the Plan and Trust, shall be paid by the Company and the Shareholders and not by IHI.

                                  ARTICLE VIII
                                 INDEMNIFICATION

         8.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties hereto contained in this Agreement or in any writing delivered pursuant hereto shall survive the Closing and the consummation of the transaction contemplated hereby, notwithstanding any investigation by or on behalf of any party hereto, until the first anniversary of the closing of the Merger (the "Expiration Date").

         8.2. INDEMNIFICATION BY THE SHAREHOLDERS. To the extent provided in this Article VIII, (and subject in all cases to the provisions of the Escrow Agreement to the extent an IHI Indemnitee shall elect to recover its Damages from the Escrowed Shares) the Shareholders shall indemnify and hold harmless IHI, Newco and the Surviving Corporation, and their respective officers, directors, employees, shareholders, agents, and representatives (the "IHI Indemnitees") from and against any liabilities, claims, demands, judgments, losses, costs, damages or expenses whatsoever (including reasonable attorneys', consultants' and other professional fees and disbursements of every kind, nature and description incurred by them in connection therewith) (collectively, "Damages") that any such indemnified party may sustain, suffer or incur and that may result from, arise out of or relate to any breach of any representation, warranty, covenant or agreement of the Company or the Shareholders contained in this Agreement.

         8.3. INDEMNIFICATION BY IHI. To the extent provided in this Article VIII, IHI shall indemnify and hold harmless the Shareholders from and against any Damages that the Shareholders may sustain, suffer, or incur and that may result from, arise out of or relate to any breach of any representation, warranty, covenant or agreement of IHI contained in this Agreement.

         8.4.  PROCEDURE FOR INDEMNIFICATION; THIRD PARTY CLAIMS.

               (a) Within 15 days after receipt of notice of commencement of any action by any third party evidenced by service of process or other legal pleading, or with reasonable promptness after the assertion in writing of any claim by a third party, the party entitled to indemnification hereunder ("Indemnified Person") shall give the party obligated to provide indemnification under Section 8.2 or 8.3 hereof (the "Indemnifying Person") written notice thereof, together with a copy of such claim, process or other legal pleading. The failure to so notify the Indemnifying Person within the above time frame will not relieve the Indemnifying Person of any liability it may have to the Indemnified Person, except to the extent the Indemnifying Person demonstrates that the defense of such action is unduly prejudiced by the Indemnified Person's failure to give such notice. The Indemnifying Person shall have the right to undertake the defense, settlement, compromise or other disposition thereof at its own expense and through a legal representative of its own choosing. The Indemnified Person and its counsel shall have the right to be present at the negotiation, defense and settlement of such action or claim, and any settlement or compromise of any such action or claim shall be subject to the approval of the Indemnified Person, which approval shall not be unreasonably withheld.

               (b) If the Indemnifying Person, by the 30th day after receipt of notice of any such claim (or, if earlier, by the 10th day immediately preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), has not notified the Indemnified Person of its election to defend against such claim, the Indemnified Person shall have the right to undertake the defense, compromise or settlement of such claim through counsel of its choice on behalf of and for the account and risk of the Indemnifying Person, at the cost and expense of the Indemnifying Person. In such event, the Indemnifying Party and its counsel shall have the right to be present at the negotiation, defense and settlement of such action or claim, and any settlement or compromise of any such action or claim shall be subject to the approval of the Indemnifying Party, which approval shall not be unreasonably withheld.

               (c) With regard to claims pursuant to this Section 8.4, any reasonable fees or expenses of the party undertaking the defense of the claim, incurred in connection with the defense of such claim, including fees and expenses of counsel, shall be considered Damages.

         8.5. PROCEDURE FOR INDEMNIFICATION; OTHER THAN THIRD PARTY CLAIMS. Any claim for indemnification for any matter not involving a third-party claim shall be asserted by written notice to the Indemnifying Person on or before the Expiration Date.

         8.6. ESCROWED SHARES AND METHOD OF PAYMENT. Shortly after the Effective Time, IHI shall issue the Escrowed Shares to the Shareholders and shall deliver the certificates representing the Escrowed Shares into the Escrow Account maintained by the Escrow Agent. The Escrow Account shall be subject to the terms of the Escrow Agreement. All claims by IHI Indemnitees for Damages will be subject to the additional conditions of Section 8.7 below and the Escrow Agreement and may be paid either in Escrowed Shares, valued at $12.83, or in cash, at the option of the Shareholders. All claims by the Shareholders for Damages shall be paid in cash.

         8.7. ADDITIONAL CONDITIONS OF INDEMNIFICATION BY THE SHAREHOLDERS. The following additional terms and conditions are imposed upon IHI in seeking indemnification for Damages, whether for a third-party claim or otherwise:

               (a) If IHI seeks indemnification for Damages, IHI shall give written notice of its claim for indemnification (a "Claim Notice") to Dueitt, who shall act as the representative (the "Representative") of the other Shareholders under this Section 8.7 by the Expiration Date. The Claim Notice shall explain the basis of the claim in sufficient detail so as to be understandable to a reasonable person and shall specify the amount of the claim for Damages. If the amount of a claim is not readily determinable as of the date of the Claim Notice, IHI shall estimate the amount of the claim for Damages in the Claim Notice, but also specify therein that the claim has not yet been liquidated (an "Unliquidated Claim"). If IHI gives a Claim Notice for an Unliquidated Claim, IHI shall also give to the Representative a second Claim Notice (the "Second Claim Notice") within 30 days after the amount of the claim becomes finally determined, and the Second Claim Notice shall specify the amount of the claim. If the Representative does not object to such claim under Section 8.7(b) below, then the Representative shall be deemed to have agreed in all respects to IHI's claim, and shall, five days after the Expiration Date, give written notice to the Escrow Agent of the number of Escrowed Shares to transfer to IHI, which shall have an aggregate value equal to the amount of such Damages, subject to and net of any offsets, limitations or adjustments made pursuant to
Section 8.8. To the extent that the value of the Escrowed Shares represented by the certificates so delivered exceeds the cash value of the Damages, IHI shall promptly deliver to the Representative certificates issued proportionately to the Shareholders for the excess balance of the Escrowed Shares. Damages paid to IHI under this Agreement shall be paid proportionately by the Shareholders according to their proportionate ownership of the Escrowed Shares.

               (b) If the Representative gives IHI written notice of his objections to a claim of indemnification within 30 days after the later of: (i) the date on which the Claim Notice for such claim is given under Section 8.7(a); or (ii) the date on which a Second Claim Notice for such claim is given under
Section 8.7(a), the Escrowed Shares shall remain in escrow until the Representative and IHI have given the Escrow Agent joint written notice of their agreement regarding the rights of IHI and the Shareholders with respect thereto or until such rights are determined by binding arbitration in Harris County, Texas, by a panel of three arbitrators, each of whom shall be a member of the American Arbitration Association. Either the Representative or IHI may initiate such arbitration upon 10 days written notice to the other party.

               (c) If there is an arbitration, one arbitrator shall be appointed by the Representative, one arbitrator shall be appointed by IHI and the third arbitrator shall be selected by the first two arbitrators. Such arbitration shall take place as soon as practicable after the occurrence of any dispute. In any such arbitration, each side shall be limited to two depositions and 15 interrogatories, and any hearing shall be limited to a maximum of six weeks, with the time allocated to each party as the arbitral panel shall determine. If a decision has not been rendered by the arbitration panel within six months of the date of the appointment of the panel, either party may cancel the arbitration and institute other legal proceedings. If such arbitral panel determines that any or all of the Escrowed Shares are to be transferred to IHI, the Representative shall, within 20 business days following receipt of a copy of such determination, join IHI in giving written notice to the Escrow Agent of the number of Escrowed Shares to transfer to IHI. To the extent that the value of the Escrowed Shares represented by the certificates so delivered exceeds the cash value of the Damages, IHI shall promptly deliver to the Representative certificates issued to the Shareholders for the excess balance of the Escrowed Shares which shall be held pursuant to this Agreement. All costs of such arbitration shall be borne equally by IHI and the Shareholders, and each party shall be responsible for its own costs, including legal fees.

         8.8.  LIMITATIONS ON LIABILITY OF THE SHAREHOLDERS.

               (a) No claim for indemnification shall be made by any IHI Indemnitee with respect to any matter unless and until the total amount of Damages exceeds $160,000, and then only for the excess over such amount.

               (b) The aggregate liability of the Shareholders in connection with their indemnification obligations under Section 8.2 shall not exceed $1,250,000.

               (c) No claim for indemnification shall be made hereunder unless asserted by a written notice given to the Indemnifying Party, on or prior to the Expiration Date.

               (d) Any claim for indemnification for Damages hereunder shall be offset or reduced by the amount of any tax benefit or insurance proceeds received by the Indemnified Person as a result of the event giving rise to such Damages, even though such benefit may arise after the Expiration Date.

               (e) The Indemnified Person shall act in good faith and in a commercially reasonable manner to mitigate any Damages for which it may seek indemnification under this Article VIII.

         8.9. OTHER RIGHTS AND REMEDIES NOT AFFECTED. The foregoing indemnification provisions are in addition to any statutory, equitable or common law remedy any party may have for breach of representations, warranties, covenants or agreements.

                                   ARTICLE IX
                           REGISTRATION OF IHI SHARES

         9.1. REGISTRATION OBLIGATIONS. Within 120 days after the date hereof, taking into account the restrictions on resale of the IHI Shares pursuant to the pooling-of-interests rules, IHI shall file a registration statement under the 1933 Act covering the registration of the IHI Shares for resale by the Shareholders. In connection with such registration statement, IHI shall use its best efforts to cause such registration statement to become effective and to keep such registration statement effective until the earlier of (i) the second anniversary date of the effective date of the registration statement or (ii) the first date on which no Shareholder owns any of the IHI Shares. In connection with such registration statement, IHI shall, as expeditiously as reasonably possible:

               (a) use its best efforts to prepare and file with the SEC such amendments and supplements to such registration statement as may be necessary to comply with the provisions of the 1933 Act;

               (b) no less than twenty-four (24) hours prior to filing such registration statement or prospectus contained therein or any amendment or supplement thereto, furnish to each Shareholder copies of all documents proposed to be filed to permit the reasonable and timely review of statements contained in such documents pertaining to such parties and thereafter furnish to the Shareholders such number of copies of such registration statement, each amendment and supplement thereto, such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of the IHI Shares to be received by them pursuant to this Agreement;

               (c) use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Shareholders, and to keep such registration or qualification effective during the period such registration statement is to be kept effective, provided that IHI shall not be required to become subject to taxation, to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

               (d) use its best efforts to maintain the authorization for quotation of the securities covered by such registration statement on the Nasdaq National Market of the Nasdaq Stock Market, Inc.; and

               (e) notify each Shareholder, at any time when the Shareholders must suspend offers or sales of IHI Shares under the registration statement, either because the prospectus included in such registration statement is required to be amended for any reason, such as an amendment under the 1933 Act to provide current information, or because the prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. IHI shall use its best efforts to enable the Shareholders to promptly recommence offers and sales under the registration statement.

               (f) The parties acknowledge that this Article IX is provided as an inducement to the Shareholders to approve the Merger and that the Shareholders shall be entitled to enforce the terms of this Article IX or otherwise bring an action with respect to the breach thereof.

         9.2. FURNISH INFORMATION. It is a condition precedent to the obligations of IHI to take any action pursuant to Section 9.1 hereof with respect to the registered IHI Shares of any Shareholder that such Shareholder shall furnish to IHI such information regarding himself, the IHI Shares then held by him and the intended method of disposition of such securities as shall be required to effect the registration of such Shareholders' IHI Shares and as may be required from time to time to keep such registration current.

         9.3. EXPENSES OF REGISTRATION. Except as otherwise provided, all expenses incurred by or on behalf of IHI in connection with registration, filings or qualifications pursuant to Section 9.1 hereof, including without limitation all registration, filing and qualification fees, the fees and expenses incurred in connection with the listing of the IHI Shares to be registered on each security exchange (or Nasdaq) on which shares of Common Stock of IHI are then listed, printers' and accounting fees, and fees and disbursements of counsel for IHI, shall be borne by IHI. In no event shall IHI be obligated to bear underwriting brokerage or related fees, discounts or commissions or the fees or expenses of counsel to the Shareholders.

         9.4. FURTHER ASSURANCES. Each of IHI and the Shareholders shall agree to such other reasonable and customary arrangements, undertakings and indemnifications with respect to the registration of the IHI Shares to be received by the Shareholders pursuant to the Agreement as may be requested by any of them, but shall not be obligated to enter into any underwriting arrangements. Such indemnifications shall include IHI's indemnity of Shareholders and their brokers or dealers which may be deemed to be underwriters as reasonably requested by the Shareholders and their brokers or dealers against liability, including liability arising under the 1933 Act.

                                    ARTICLE X
                            NONCOMPETITION COVENANTS

         10.1. PROHIBITED ACTIVITIES.

               (a) Dueitt and Tomlin (the "Covenanting Shareholders") will not, for a period of three years after the Effective Time, directly or indirectly, for themselves or on behalf of or in conjunction with any other person, company, partnership, corporation or business of whatever nature:

                      (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial or advisory capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any business offering products or services substantially similar to or in direct competition with the business conducted by the Company or any of its subsidiaries as of the date of this Agreement within 150 miles of where the Company or any of its subsidiaries conducts business;

                      (ii) contact any person who is, at that time, an employee of IHI or any of its subsidiaries for the purpose or with the intent of enticing such employee to terminate or solicit or induce such employee to terminate his employment with IHI or any of its subsidiaries; or

                      (iii) contact, communicate with or solicit any person or entity that is at that time, or that has been within one year prior to that time, a customer of the Company or any of its subsidiaries for the purpose of soliciting or selling services or products in direct competition with the Company or any of its subsidiaries.

               (b) Notwithstanding the above, the foregoing covenant shall not preclude any Covenanting Shareholder from acquiring, as a passive investor with no involvement in the operations of the business, not more than 1% of the capital stock of a business providing competitive products or services whose stock is publicly traded on a national securities exchange or over-the-counter.

         10.2. EQUITABLE RELIEF. Because of the difficulty of measuring economic losses to IHI as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to IHI for which it would have no other adequate remedy, each of the Covenanting Shareholders agrees that IHI shall be entitled to specific performance, injunctive or other relief in order to enforce the foregoing covenants.

         10.3. REASONABLE LIMITATIONS. It is agreed by the parties hereto that the foregoing covenants in this Article X impose reasonable limitations on the Covenanting Shareholders as to the time, geographical area and scope of the activity to be restrained, and do not impose a greater restraint than necessary to protect the goodwill or other legitimate business interest of IHI and the Surviving Corporation.

         10.4. SEVERABILITY; REFORMATION. The covenants in this Article X are severable and separate, and the unenforceability of any specific covenant shall not affect the continuing validity and enforceability of any other covenant. If any court of competent jurisdiction determines that the scope of activity, time or geographic restrictions set forth in this Article X are unreasonable and therefore unenforceable, then it is the intention of the parties that such restrictions shall be considered divisible and may be amended only to such scope, time and area as are determined to be reasonable by such court.

         10.5. MATERIAL AND INDEPENDENT COVENANT. The Covenanting Shareholders acknowledge that their agreements with the covenants set forth in this Article X were material inducements and conditions to IHI's execution and delivery of this Agreement and to the consummation of the transactions contemplated hereby. All of the covenants in this Article X shall be construed as an agreement independent of any other provision in this Agreement.

                                   ARTICLE XI
                    NONDISCLOSURE OF CONFIDENTIAL INFORMATION

         11.1. GENERAL. The Covenanting Shareholders recognize and acknowledge that they had in the past, currently have, and in the future will have, access to certain confidential information of the Company and/or IHI and their businesses, such as lists of customers and suppliers, operational policies, and pricing and cost policies that are valuable, special and unique assets of the Company and/or IHI. The Covenanting Shareholders agree that they will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose whatsoever, except as is required in the course of performing their duties to the Surviving Corporation and/or IHI, unless (a) such information becomes known to the public generally through no fault of the Covenanting Shareholders, or (b) disclosure is required by law or the order of any governmental authority, provided, that prior to disclosing any information pursuant to this clause (b) the Covenanting Shareholders shall, if possible, give prior written notice thereof to IHI and provide IHI with the opportunity to contest such disclosure.

         11.2. EQUITABLE RELIEF. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants, and because of the immediate and irreparable damage that would be caused for which the surviving corporation and/or IHI would have no other adequate remedy, the Covenanting Shareholders agree that the Surviving Corporation and/or IHI shall be entitled to specific performance and injunctive or other relief in order to enforce or prevent any violations of the foregoing covenants. Nothing herein shall be construed as prohibiting IHI from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

         11.3. SURVIVAL. The obligations of the parties under this Article XI shall survive the termination of this Agreement.

                                   ARTICLE XII
                                  MISCELLANEOUS

         12.1. ENTIRE AGREEMENT. This Agreement, including the exhibits and schedules hereto and the agreements and disclosure memorandums expressly referred to herein, embodies the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and the understandings between the parties with respect to such subject matter.

         12.2. NOTICES. Any notices permitted or required to be given under the terms of this Agreement shall be in writing and shall be deemed given if delivered to the party to be notified at the address specified below, by first class mail, overnight courier or fax with hard copy being sent by first class mail or overnight courier. Such notice shall be deemed received 24 hours after it is sent via fax (with receipt confirmed) or overnight courier. Any notice given in any other manner shall be effective only if and when received.

               (a)    if to IHI or the Company, to it at:

                                    7135 Ardmore
                                    Houston, Texas 77054
                                    Attention: Christine A. Smith
                                    Telecopier No.: (713) 749-9642

                      With a copy (which shall not constitute notice) to:

                                    Norton, Jacobs, Kuhn & McTopy, L.L.P.
                                    Texaco Heritage Plaza
                                    1111 Bagby, Suite 2450
                                    Houston, Texas 77002-2546
                                    Attn: Sabrina A. McTopy
                                    Telecopier No.: (713) 659-7341

               (b) if to the Shareholders, to their addresses on the signature pages hereof.

         The address of any party may be changed by notice given in the manner provided in this Section 12.2.

         12.3. AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by a written instrument designated as an "amendment" to this Agreement and signed by the parties hereto, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument signed by the person specifically waiving such observance.

         12.4. GOVERNING LAW; VENUE. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED UNDER, ENFORCED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF TEXAS APPLICABLE TO AGREEMENTS TO BE MADE AND PERFORMED SOLELY WITHIN SUCH STATE, WITHOUT GIVING EFFECT TO ANY CONFLICTS OR CHOICE OF LAWS PRINCIPLES WHICH MIGHT OTHERWISE APPLY. EXCEPT WITH RESPECT TO DISPUTES REGARDING THE ESCROWED SHARES WHICH THE PARTIES ACKNOWLEDGE WILL BE RESOLVED BY ARBITRATION IN ACCORDANCE WITH SECTION 8.7, THE PARTIES AGREE THAT ANY DISPUTE ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE RESOLVED BY A COURT OF COMPETENT JURISDICTION IN HARRIS COUNTY, TEXAS.

         12.5. EXPENSES. Except as otherwise provided herein, IHI shall pay the fees and expenses of IHI's representatives, accountants and counsel incurred in connection with the execution, delivery and performance of this Agreement and the Closing Documents. On or before the Effective Time, the Company will pay all professional fees and expenses of the Company then outstanding and shall promptly after receipt of invoices thereafter pay all other fees and expenses incurred in connection with the execution, delivery and performance of this Agreement and the Closing Documents.

         12.6. ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; but neither this Agreement nor any of the rights, interest or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties or by operation of law, and this Agreement is not intended to confer upon any other person except the parties (and their successors and permitted assigns) any rights or remedies hereunder.

         12.7. WAIVER OF BREACH. No waiver of any provision of this Agreement shall constitute a waiver of any other provision of this Agreement, nor shall such waiver constitute a waiver of any subsequent breach of such provision.

         12.8. SEVERABILITY. If any provision of this Agreement is declared unenforceable by a court of last resort, such provision shall be enforced to the greatest extent permitted by law, and such declaration shall not affect the validity of any other provision of this Agreement.

         12.9. MULTIPLE COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

         12.10. CONSTRUCTION. The headings contained in this Agreement are for reference purposes only and shall not affect this Agreement in any manner whatsoever. Wherever required by the context, any gender shall include any other gender, the singular shall include the plural, and the plural shall include the singular.

         12.11. COMMUNITY INTEREST OF SPOUSES. The undersigned spouses of the Shareholders join in the execution of this Agreement to evidence their knowledge of its existence and content, to acknowledge that this Agreement is fair, equitable and in their best interests and to bind their community interest in the Company Common Stock, and their heirs, beneficiaries, assigns, executors, and administrators to the representations, covenants and agreements contained in this Agreement.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, IHI, Newco, the Subsidiary and the Company have caused this Agreement to be signed by their respective duly authorized officers, and the Shareholders have executed this Agreement, all on June ___, 1998.

                                        INDUSTRIAL HOLDINGS, INC.


                                        By:____________________________________
                                           Robert E. Cone, Chief Executive
                                           Officer and President

                                        INDUSTRIAL HOLDINGS ACQUISITION THREE,
                                        INC.

                                        By:____________________________________
                                           Robert E. Cone, President

                                        UNITED WELLHEAD SERVICES, INC.


                                        By:____________________________________
                                           Alvin H. Dueitt, President

STATE OF TEXAS               ss.
                             ss.
COUNTY OF HARRIS             ss.

         BEFORE ME, the undersigned authority, personally appeared Robert E. Cone, Chief Executive Officer and President of Industrial Holdings, Inc., known to me to be the person whose name is subscribed to the foregoing instrument, and being by me first duly sworn, declared and acknowledged to me that he executed the same for the purposes and consideration therein expressed and that the statements contained therein are true and correct.

         GIVEN under my hand and seal of office this _____ day of ____________, 1998.

                                            ___________________________________
                                            Notary Public in and for
                                            the State of T E X A S

                                            ___________________________________
                                            Printed Name of Notary Public

STATE OF TEXAS               ss.
                             ss.
COUNTY OF HARRIS             ss.

         BEFORE ME, the undersigned authority, personally appeared Robert E. Cone, President of Industrial Holdings Acquisition Three, Inc., known to me to be the person whose name is subscribed to the foregoing instrument, and being by me first duly sworn, declared and acknowledged to me that he executed the same for the purposes and consideration therein expressed and that the statements contained therein are true and correct.

         GIVEN under my hand and seal of office this _____ day of ____________, 1998.

                                            Notary Public in and for
                                            the State of T E X A S

                                            ___________________________________
                                            Printed Name of Notary Public

STATE OF TEXAS               ss.
                             ss.
COUNTY OF HARRIS             ss.

         BEFORE ME, the undersigned authority, personally appeared Alan H. Dueitt, President of United Wellhead Services, Inc., known to me to be the person whose name is subscribed to the foregoing instrument, and being by me first duly sworn, declared and acknowledged to me that he executed the same for the purposes and consideration therein expressed and that the statements contained therein are true and correct.

         GIVEN under my hand and seal of office this _____ day of ____________, 1998.

                                            Notary Public in and for
                                            the State of T E X A S

                                            ___________________________________
                                            Printed Name of Notary Public

Address for Notice:                         THE SHAREHOLDERS:

                                            ____________________________
639 County Road 48                          Alvin H. Dueitt
Robstown, Texas 78380
                                            ____________________________
                                            [Spouse]

                                            ____________________________
820 County Road 48                          Martin Tomlin
Corpus Christi, TX 78380
                                            ____________________________
                                            [Spouse]

                                            ____________________________
615 Upper N. Broadway, MT 198, Ste. 950     Wallace C. Sparkman
Corpus Christi, TX 78477
                                            ____________________________
                                            [Spouse]

                                            ____________________________
6539 Upper York  Road                       Wallace O. Sellers
P.O. Box 106
Solebury, PA 18963                          ____________________________
                                            [Spouse]

                                            ____________________________
P.O. Box 5342                               William Max Duncan
2710 E. Corral
Kingsville, Texas 78363                     ____________________________
                                            [Spouse]

                                            ____________________________
United Wellhead Services, Inc.              J. Richard Espinosa
8730 Ley Road
Houston, Texas 77028                        ____________________________
                                            [Spouse]

                                            ____________________________
19 Beaver Creek                             Eugene Grummer
Shelburne, Vermont  05482
                                            ____________________________
                                            [Spouse]

                                            ____________________________
802 N. Carancahua, #575                     Gary W.  Boening
Corpus Christi, Texas 78470
                                            ____________________________
                                            [Spouse]

                                            ____________________________
615 Upper N. Broadway, MT 198, Ste. 950     Scott Sparkman
Corpus Christi, TX 78477
                                            ____________________________
                                            [Spouse]

                                            ____________________________
c/o Ferrell Gas                             John H. Briscoe
500 Dallas, Suite 2700
Houston, Texas 77002                        ____________________________
                                            [Spouse]

                                            ____________________________
1663 West State Highway, #111               Terry L. Boening
Yoakum, Texas 77995
                                            ____________________________
                                            [Spouse]

                                            ____________________________
14 Hummingbird                              Thomas R. Pipes
Odessa, Texas 79761
                                            ____________________________
                                            [Spouse]

                                            ____________________________
615 Upper N. Broadway, MT 198,              Earl R. Wait
Suite 950
Corpus Christi, Texas 78477                 ____________________________
                                            [Spouse]


                                            HI-TECH COMPRESSOR CO., LC

2911 S. CR 1260                             By:____________________________
Midland, Texas 79706                           Wayne Vinson, President

STATE OF TEXAS               ss.
                             ss.
COUNTY OF HARRIS             ss.

         BEFORE ME, the undersigned authority, personally appeared Alvin H. Dueitt, known to me to be the person whose name is subscribed to the foregoing instrument, and being by me first duly sworn, declared and acknowledged to me that he executed the same for the purposes and consideration therein expressed and that the statements contained therein are true and correct.

         GIVEN under my hand and seal of office this _____ day of ____________, 1998.

                                            ___________________________________
                                            Notary Public in and for
                                            the State of T E X A S

                                            ___________________________________
                                            Printed Name of Notary Public

STATE OF TEXAS               ss.
                             ss.
COUNTY OF NUECES             ss.

         BEFORE ME, the undersigned authority, personally appeared Martin Tomlin, known to me to be the person whose name is subscribed to the foregoing instrument, and being by me first duly sworn, declared and acknowledged to me that he executed the same for the purposes and consideration therein expressed and that the statements contained therein are true and correct.

         GIVEN under my hand and seal of office this _____ day of ____________, 1998.

                                            ___________________________________
                                            Notary Public in and for
                                            the State of T E X A S

                                            ___________________________________
                                            Printed Name of Notary Public

                                            ___________________________________
                                            Printed Name of Notary Public

STATE OF TEXAS               ss.
                             ss.
COUNTY OF NUECES             ss.

         BEFORE ME, the undersigned authority, personally appeared Wallace C. Sparkman, known to me to be the person whose name is subscribed to the foregoing instrument, and being by me first duly sworn, declared and acknowledged to me that he executed the same for the purposes and consideration therein expressed and that the statements contained therein are true and correct.

         GIVEN under my hand and seal of office this _____ day of ____________, 1998.

                                            ___________________________________
                                            Notary Public in and for
                                            the State of T E X A S

                                            ___________________________________
                                            Printed Name of Notary Public

STATE OF TEXAS               ss.
                             ss.
COUNTY OF___________         ss.

         BEFORE ME, the undersigned authority, personally appeared William Max Duncan, known to me to be the person whose name is subscribed to the foregoing instrument, and being by me first duly sworn, declared and acknowledged to me that he executed the same for the purposes and consideration therein expressed and that the statements contained therein are true and correct.

         GIVEN under my hand and seal of office this _____ day of ____________, 1998.

                                            ___________________________________
                                            Notary Public in and for
                                            the State of T E X A S

                                            ___________________________________
                                            Printed Name of Notary Public

STATE OF TEXAS               ss.
                             ss.
COUNTY OF HARRIS             ss.

         BEFORE ME, the undersigned authority, personally appeared J. Richard Espinosa, known to me to be the person whose name is subscribed to the foregoing instrument, and being by me first duly sworn, declared and acknowledged to me that he executed the same for the purposes and consideration therein expressed and that the statements contained therein are true and correct.

         GIVEN under my hand and seal of office this _____ day of ____________, 1998.

                                            ___________________________________
                                            Notary Public in and for
                                            the State of T E X A S

                                            ___________________________________
                                            Printed Name of Notary Public


STATE OF VERMONT      ss.
                      ss.
COUNTY OF _______     ss.

         BEFORE ME, the undersigned authority, personally appeared Eugene Grummer, known to me to be the person whose name is subscribed to the foregoing instrument, and being by me first duly sworn, declared and acknowledged to me that he executed the same for the purposes and consideration therein expressed and that the statements contained therein are true and correct.

         GIVEN under my hand and seal of office this _____ day of ____________, 1998.

                                            ___________________________________
                                            Notary Public in and for
                                            the State of T E X A S

                                            ___________________________________
                                            Printed Name of Notary Public

STATE OF TEXAS               ss.
                             ss.
COUNTY OF NUECES             ss.

         BEFORE ME, the undersigned authority, personally appeared Gary W. Boening, known to me to be the person whose name is subscribed to the foregoing instrument, and being by me first duly sworn, declared and acknowledged to me that he executed the same for the purposes and consideration therein expressed and that the statements contained therein are true and correct.

         GIVEN under my hand and seal of office this _____ day of ____________, 1998.

                                            ___________________________________
                                            Notary Public in and for
                                            the State of T E X A S

                                            ___________________________________
                                            Printed Name of Notary Public

STATE OF TEXAS               ss.
                             ss.
COUNTY OF NUECES             ss.

         BEFORE ME, the undersigned authority, personally appeared Scott Sparkman, known to me to be the person whose name is subscribed to the foregoing instrument, and being by me first duly sworn, declared and acknowledged to me that he executed the same for the purposes and consideration therein expressed and that the statements contained therein are true and correct.

         GIVEN under my hand and seal of office this _____ day of ____________, 1998.

                                            ___________________________________
                                            Notary Public in and for
                                            the State of T E X A S

                                            ___________________________________
                                            Printed Name of Notary Public

STATE OF TEXAS               ss.
                             ss.
COUNTY OF HARRIS             ss.

         BEFORE ME, the undersigned authority, personally appeared John H. Briscoe, known to me to be the person whose name is subscribed to the foregoing instrument, and being by me first duly sworn, declared and acknowledged to me that he executed the same for the purposes and consideration therein expressed and that the statements contained therein are true and correct.

         GIVEN under my hand and seal of office this _____ day of ____________, 1998.

                                            ___________________________________
                                            Notary Public in and for
                                            the State of T E X A S

                                            ___________________________________
                                            Printed Name of Notary Public


STATE OF TEXAS               ss.
                             ss.
COUNTY OF __________         ss.

         BEFORE ME, the undersigned authority, personally appeared Terry L. Boening, known to me to be the person whose name is subscribed to the foregoing instrument, and being by me first duly sworn, declared and acknowledged to me that he executed the same for the purposes and consideration therein expressed and that the statements contained therein are true and correct.

         GIVEN under my hand and seal of office this _____ day of ____________, 1998.

                                            ___________________________________
                                            Notary Public in and for
                                            the State of T E X A S

                                            ___________________________________
                                            Printed Name of Notary Public

STATE OF TEXAS               ss.
                             ss.
COUNTY OF___________         ss.

         BEFORE ME, the undersigned authority, personally appeared Thomas R. Pipes, known to me to be the person whose name is subscribed to the foregoing instrument, and being by me first duly sworn, declared and acknowledged to me that he executed the same for the purposes and consideration therein expressed and that the statements contained therein are true and correct.

         GIVEN under my hand and seal of office this _____ day of ____________, 1998.

                                            ___________________________________
                                            Notary Public in and for
                                            the State of T E X A S

                                            ___________________________________
                                            Printed Name of Notary Public

STATE OF TEXAS               ss.
                             ss.
COUNTY OF NUECES             ss.

         BEFORE ME, the undersigned authority, personally appeared Earl R. Wait known to me to be the person whose name is subscribed to the foregoing instrument, and being by me first duly sworn, declared and acknowledged to me that he executed the same for the purposes and consideration therein expressed and that the statements contained therein are true and correct.

         GIVEN under my hand and seal of office this _____ day of ____________, 1998.

                                            ___________________________________
                                            Notary Public in and for
                                            the State of T E X A S

                                            ___________________________________
                                            Printed Name of Notary Public

STATE OF TEXAS               ss.
                             ss.
COUNTY OF ___________        ss.

         BEFORE ME, the undersigned authority, personally appeared Wayne Vinson, President of Hi-Tech Compressor Co., LC, known to me to be the person whose name is subscribed to the foregoing instrument, and being by me first duly sworn, declared and acknowledged to me that he executed the same for the purposes and consideration therein expressed and that the statements contained therein are true and correct.

         GIVEN under my hand and seal of office this _____ day of ____________, 1998.

                                            ___________________________________
                                            Notary Public in and for
                                            the State of T E X A S

                                            ___________________________________
                                            Printed Name of Notary Public

                               ARTICLES OF MERGER

         Pursuant to the provisions of article 5.04 of the Texas Business Corporations Act (the "TBCA"), the undersigned corporations adopt these Articles of Merger for the purpose of effecting a merger in accordance with the provisions of article 5.01 of the TBCA.

                                    ARTICLE I

         An Agreement and Plan of Merger (the "Plan"), adopted in accordance with the provisions of article 5.03 of the TBCA, provides for the merger of Industrial Holdings Acquisition Three, Inc. with and into United Wellhead Services, Inc. as the surviving corporation. No amendments or changes shall be made to the Articles of Incorporation of the surviving corporation. The executed Plan is on file at the principal place of business of the surviving corporation:
639 County Road 48, Robstown, Texas 78380. A copy of the Plan will be furnished on written request and without cost, to any shareholder of each corporation that is a party to the Plan.

                                   ARTICLE II

         The name of each of the undersigned corporations and other entities, the type of such corporation or other entity and the laws of the state under which it was organized are as follows:

            NAME OF CORPORATION OR OTHER ENTITY          TYPE OF ENTITY   STATE

            United Wellhead Services, Inc.                  Corporation  Texas

            Industrial Holdings Acquisition Three, Inc.     Corporation  Texas

                                   ARTICLE III

         The plan was submitted to the shareholders of each of the undersigned corporations by their respective Board of Directors. As to each of the undersigned corporations, the number of shares outstanding, and the designation and number of outstanding shares of each class entitled to vote as a class on the Plan, are as follows:

                                                               NUMBER OF SHARES
                                          NUMBER OF              ENTITLED TO
NAME OF CORPORATION                   OUTSTANDING SHARES       VOTE AS A CLASS
United Wellhead Services, Inc.          526,133 Common                0
Industrial Holdings Acquisition
Three, Inc.                             526,133 Common                0

                                   ARTICLE IV

         The Plan was approved by the unanimous consent of the shareholders of each of United Wellhead Services, Inc. and Industrial Holdings Acquisition Three, Inc.

                                    ARTICLE V

         The Plan and the performance of its terms were duly authorized by all actions required by laws under which each corporation was incorporated or organized and by its constituent documents.

                                   ARTICLE VI

         The merger will become effective upon the issuance of the certificate of merger by the Secretary of State, in accordance with the provisions of article 5.05 of the TBCA.

         DATED July 1, 1998

                                            SURVIVING CORPORATION:

                                            UNITED WELLHEAD SERVICES, INC.


                                            By:________________________________
                                                  Alvin H. Dueitt, President


                                            MERGED CORPORATION:

                                            INDUSTRIAL HOLDINGS ACQUISITION
                                            THREE INC.

                                            By:________________________________
                                               Robert E. Cone,
                                               President and Chief Executive
                                               Officer

                                 SECTION 3.4 OF
                          COMPANY DISCLOSURE MEMORANDUM


                                                               NUMBER OF
                                                               SHARES OF
SHAREHOLDER NAME                                             COMMON STOCK

Alvin H. Dueitt                                                    128,276
Martin Tomlin                                                      126,776
Diamente Investments, L.P.                                          94,776
Wallace O. Sellers                                                  75,388
William Max Duncan                                                  36,194
J. Richard Espinosa                                                 12,690
Eugene Grummer                                                      12,678
Gary W. Boening                                                      9,508
Scott Sparkman                                                       6,339
John H. Briscoe                                                      6,339
Terry L. Boening                                                     3,169
Thomas R. Pipes                                                      1,500
Hi-Tech Compressor Co., LC                                           1,500
Earl R. Wait                                                        11,000
                                                                 ---------
                                                                   526,133